ASSOCIATED BANC-CORP

FALL 2021 SHAREHOLDER ENGAGEMENT

Associated Bank

Forward-Looking Statements

Important note regarding forward-looking statements:

Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management's plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as "believe," "expect," "anticipate," "plan," "estimate," "should," "will," "intend," "target," "outlook," "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company's most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

Trademarks:

All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners.

Presentation:

Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding.

INTRODUCTION

Reasons for reaching out

- Follow-up on our outreach from the fall of 2020 and successful 2021 Say on Pay vote
- Introduce our new CEO, Andy Harmening
- Discuss our new strategic initiatives
- Recap 2021 as a transition year for compensation changes
- Highlight some of our ESG Initiatives

New Leadership

- Andy Harmening started as President and CEO of Associated on April 28, 2021
- Phil Flynn will retire as a special advisor to the CEO on December 31, 2021, and will serve as a consultant to Associated through 2024

Introduce Speakers

- Andy Harmening, President and CEO
- Eileen Kamerick, Director and Chair of the Corporate Governance and Social Responsibility Committee, Chair of the Succession Planning Committee, and member of the Compensation and Benefits Committee
- Gale Klappa, Director and member of the Compensation and Benefits Committee and Succession Planning Committee

Our Strategic Initiatives

We are focused on driving Positive Operating Leverage and improved ROATCE

Expanding our Lending Capabilities	• Diversifying our consumer portfolio by growing **Auto Finance** • Broadening our current **Asset-Based Lending** capabilities • Launching an **Equipment Finance** vertical in our commercial business
Growing our Core Businesses	• Accelerating core **Commercial Middle Market** lending growth • Enhancing **Small Business, Consumer Direct** and **HELOC** lending • Retooling our Mass Affluent strategy
Investing in our Digital Transformation	• Redirecting **$50M of spend over the next five years** to digital • Expecting deployment of new digital platforms in **1Q 2022** • Transforming our legacy IT infrastructure to deliver greater differentiation
Optimizing Capital Proactively	• Optimizing Tangible Common Equity to **accelerate ROATCE expansion** • Paying a dividend commensurate with performance • Reducing our preferred capital layers

Expanding our Lending Capabilities Update

	YTD Progress[1]	2022-23 Outlook
Rolling out Auto Finance	• Nearly 800 dealers signed up • Currently active with over 200 "pilot" dealers in 13 states • Average FICO 747 for initial loans, ~six-year average term, ~70% used cars	• Expect over $1.35 billion in loan balances by the end of 2022 • Targeted portfolio net yields of 3%+ • Projecting to grow auto loans to $2.5+ billion in 2023
Expanding Asset-Based Lending	• ABL leader started in Sept. 2021 • Existing staff of three relationship managers and two portfolio managers are in place – actively recruiting several additional business development officers	• Expect over $150 million in loan balances by the end of 2022 • Targeted portfolio net yields of ~3% • Projecting to grow ABL loans to $300+ million in 2023
Launching Equipment Finance	• Equipment Finance leader started in Oct. 2021 • Policy, procedure, and systems review is underway • Looking to hire direct sales and support staff in 4Q	• Expect over $150 million in loan balances by the end of 2022 • Targeted portfolio net yields of ~3% • Projecting to grow equipment loans to $300+ million in 2023

[1] As of November 8, 2021.

Growing our Core Businesses Update

	YTD Progress[1]	2022-23 Outlook
Accelerating Core Middle Market Growth	• Hired an incremental five Corporate & Commercial Banking relationship managers since July • Converted two existing ASB portfolio managers to relationship managers	• Expect to add **10+ commercial relationship managers** across the footprint by year-end 2022, with a focus on Milwaukee and Chicago • Projecting **incremental loan growth of $100+ million per year**
Enhancing Small Business and Consumer Direct Lending	• Hired an incremental relationship manager and three SBA specialists during 3Q • Actively recruiting for several expected additions to our Business Banking and Consumer Direct teams	• Targeted net portfolio yields of 4%+ • Projecting **incremental** growth in the small business and unsecured lending portfolios of **$50-100 million per year** • Expect to stabilize HELOC balances and grow the portfolio
Retooling Mass Affluent Strategy	• Completed colleague interviews, industry scans, initial research and opportunity sizing • Developed segmentation approach • Near-term focus on concept ideation and testing	• Developing compelling and differentiated product and pricing offerings • Expect to add approximately **$50+ million in incremental loans and deposits per year**

[1] As of November 8, 2021.

DIGITAL TRANSFORMATION: ALREADY UNDERWAY

We have begun shifting our investment priorities to ensure Associated has a digital forward focus

Leveraged our Strong Digital Foundation[1]

- **64%** retail digital adoption
- **80%** digital activation among new-to-bank retail customers
- Peer-leading mobile check deposit usage of **33%**[2]



Aligned Internal Capabilities

- Centralized leadership under a single executive
- Integrated our product, marketing, digital UI/UX and infrastructure teams which will **enable ASB-driven innovation**

AB Labs

Accelerated our Digital Experience

- Moved external website to the Cloud in 2021, **achieving top rated response times**
- **Moving off** our rigid mobile and online banking platforms



[1] All metrics for the quarter ended June 30, 2021.
[2] Percentage of retail customers. Associated Bank usage as compared to regional bank peers in internal benchmark analysis.

OPTIMIZING CAPITAL PROACTIVELY

Our priorities are to fund organic growth and pay a competitive dividend, while optimizing our capital structure

	2021 Progress	2022-23 Outlook
Dividends	• Increased common dividend by 11% from $0.18 to $0.20 in 3Q 2021 • Current implied annualized dividend yield of 4%[1]	• Targeting a 2022 payout ratio of 40%-50% • Future dividend actions will be contemplated according to our internal dividend policy and against the competitive economic landscape
Share Repurchases	• $18 million of share repurchases completed in 1Q 2021 • $30 million of share repurchases completed in 2Q 2021 • $60 million of share repurchases completed in 3Q 2021	• Targeting TCE Ratio of 7.5% • Targeting CET1 of 9.5%
Preferred Stock	• $65 million of Series C preferred stock redeemed in June 2021 • $100 million of Series D preferred stock being redeemed in September 2021	• We do not anticipate raising additional preferred capital in 2022 or 2023 • Expected preferred dividends of less than $12 million per year

[1] As of September 8, 2021.

Positioning for Improved Financial Performance

Our growth focused and digital forward vision is expected to drive higher shareholder returns

ASB 3+ Year Operating Targets

Expanding our Lending Capabilities	*2.75% Net Interest Margin*
Growing our Core Businesses	*55%-60% Efficiency Ratio*
Investing in our Digital Transformation	*$50 Million*

Expanding Operating Leverage

7.50% TCE Ratio[1]

Proactively Optimizing Capital and Credit

0.20%-0.35% Net Charge Offs to Average Loans

Higher Returns

Mid-Teens ROATCE

[1] Tangible common equity / tangible assets. This is a non-GAAP financial measure.

Strategic Initiative Updates

We announced a new growth focused and digital forward vision for Associated on September 9, 2021

Expanding our Lending Capabilities	• Booked our first Auto Finance loans on September 30, 2021 • New Head of Asset-Based Lending started in September • New President of Equipment Finance started 10/21/21
Growing our Core Businesses	• Increased Commercial and Business relationship managers by seven and added three SBA lending positions in 3Q • Named a new Head of Wealth Management in 3Q
Investing in our Digital Transformation	• On track to launch new digital platform with open architecture, improved user experience and customization in 1Q 2022 • Moved mortgage origination platform and Microsoft Mobility to cloud-based environments, enabling us to drive a better customer experience with faster response times
Optimizing Capital Proactively	• Redeemed $100 million of Series D preferred stock during 3Q • Repurchased $60 million of common stock during 3Q • Increased the 3Q common stock dividend paid by 11%

OPEN DISCUSSION ON AREAS OF INVESTOR INTEREST

RECAP OF 2021 PAY PROGRAM CHANGES

DESIGNED TO REINFORCE ACHIEVEMENT OF OUR BUSINESS STRATEGY AND REFLECT SHAREHOLDER FEEDBACK

Refined peer group	• Refined to reflect more appropriate benchmarks for the Company • ASB's size is better aligned with median of revised peer group
2021 Management Incentive Plan (Annual)	• Established consistent short-term incentive target opportunity for CEO • Implemented scorecard with net income and efficiency ratio as performance measures • Required that performance thresholds must be achieved for the measures to fund the MIP for executives • Set performance targets to align to or move towards industry norms
2021 Long-term Incentives (Executive Leadership Team)	• Recalibrated CEO target long-term incentive opportunity to align total target opportunity and pay mix with market • Changed mix to 75% performance shares and 25% time-based restricted stock, to enhance pay-for-performance link and align with peers • Refined performance-based LTIP to assess relative TSR (same) and Return on Common Equity Tier 1 ("ROCET1") (new) relative to peer group, to align with business priorities • Limited payouts for TSR portion of long-term incentives to 100% of target, if absolute result is negative on TSR metric

2022 PAY PROGRAM CHANGES

DESIGNED TO REINFORCE ACHIEVEMENT OF OUR BUSINESS STRATEGY

Peer group	• Refined to reflect mergers and acquisitions
Approach to variable pay	• Continued use of the Management Incentive Plan and Long-term Incentives (performance shares and time-based restricted stock) to align pay with performance and retain key talent
2022 Performance measures	• Expected refinement of performance measures to fully align with new CEO's strategic direction

SHAREHOLDER FRIENDLY PAY PRACTICES

ENSURING GOOD CORPORATE GOVERNANCE

- ✓ Double trigger change in control equity vesting
- ✓ Robust clawback policy
- ✓ Stock ownership requirements, including salary multiple and post-vesting holding period for all Executive Leadership Team members
- ✓ Dividend equivalents on unvested stock are not paid until the end of the performance period
- ✓ Independent compensation consultant reporting directly to the Compensation Committee
- X No hedging or pledging of company shares
- X No excise tax gross-ups for NEOs (except in connection with relocation expenses)
- X No repricing of stock options and SARs without shareholder approval
- X NEOs do not have employment agreements

EXECUTIVE COMPENSATION

ANDY HARMENING – PRESIDENT & CHIEF EXECUTIVE OFFICER

Robust Search

- Upon the announcement of Phil Flynn's retirement on January 21, 2021, the Succession Planning Committee undertook a robust search for his successor as CEO.
- The Committee engaged Diversified Search, an experienced executive search firm, and immediately began the process of identifying Associated Bank's next CEO.

Appointed Highly-qualified Banking Leader

- Mr. Harmening is a highly-regarded banking leader with more than 25 years as a consumer, small business and commercial banker and a track record of:
  - Driving profitable growth and operational excellence
  - Improving customers' experience
  - Spearheading innovative digital products
- At Huntington Bank, Mr. Harmening:
  - Led the bank's digital and omni-channel strategy
  - Transformed its sales and service experience
  - Earned industry-wide recognition for customer satisfaction
- Prior to his time at Huntington Bank, he served as vice chairman of the consumer banking division of Bank of the West and spent nine years with U.S. Bank in several roles of increasing responsibility within its small business and commercial banking divisions. He began his career as a branch manager at Fifth Third Bank in Cincinnati, Ohio.

EXECUTIVE COMPENSATION

ANDY HARMENING – PRESIDENT & CHIEF EXECUTIVE OFFICER

Structure of CEO Pay Package

- Mr. Harmening's pay package was determined considering a competitive market review of CEO compensation amongst our peer.
- His target total compensation package is valued at $5,000,000 and is weighted heavily on variable compensation, to align actual compensation with performance achievement.
- Base Salary - $1,000,000
- Target Annual Incentive of 150% of Base Salary (2021 guarantee of $750,000)
- Annual Long-Term Equity Grant of 250% of Base (2021 grant was pro-rated to an amount of $1,875,000)
- A Sign-on Equity Grant of $7,300,000 was provided to replace compensation that was forfeited upon departure from his prior employer
  - The amount was calculated by the Compensation Committee's consultant to be equal to the forgone opportunity
  - The vesting schedule was tailored to replicate when the values would have been realized if not forfeited and to encourage retention (25% on 30th day, 25% on first, second and third anniversaries of start date)

EXECUTIVE COMPENSATION
PHILIP FLYNN – RETIREMENT PACKAGE

The Importance of a Good Transition

The Board is dedicated to supporting a successful transition from Phil Flynn to Andy Harmening. Mr. Flynn's retirement package was structured to recognize his contributions to the success of Associated Bank and to provide stability and continuity over the next several years. His retirement package and duties include:

- Employed as a Special Advisor through December 31, 2021
- Provide consulting services, including serving as an ambassador and representative of the Company from 2022 through 2024
- Maintain continuity with key customers and assist in transition to new leadership
- Assist in transition of governmental, regulatory and community relationships
- Promote the best interests of the Company and its subsidiaries

EXECUTIVE COMPENSATION

PHILIP FLYNN – RETIREMENT PACKAGE

The Importance of a Good Transition

- Mr. Flynn's compensation for 2021 includes the following:
  - Continued base salary of $1,250,000
  - Annual bonus under the management incentive plan in a target amount of 85% of base salary
  - SERP contributions of 12.5% of compensation
  - 401(k) and retirement account plan contributions
  - 2021 long-term incentive grants of $678,125 with 75% in performance based restricted stock units (PSUs) and 25% in time based restricted stock units (RSUs); approximates a pro-rata amount for service as CEO
  - The 2021 PSUs vest on the retirement date (12/31/21), subject to attainment of the performance goals
  - The 2021 RSUs vest on the retirement date
- Mr. Flynn's compensation for consulting services for 2022 through 2024 include the following:
  - $700,000 per year consulting fee
  - Continued financial planning services at the same level as the Company's executive officers until 2023
  - Reimbursement of necessary expenses in connection with consulting services

HIGHLY QUALIFIED & EXPERIENCED BOARD

- 3 directors retired at the 2021 Annual Meeting
- Over 36% of the directors are diverse and 27% are female
- Average tenure was brought down to 8 years with a mix of short- and long-tenured directors

Independent directors (10) have significant expertise in the following areas:	No. of Directors
Finance	6
Leadership	8
Government/Public Policy/Regulation	3
Risk Management	6
Senior Management	9
CEO	5
Corporate Governance	6
Board of Directors	8
Investment	6
Strategy	5
Educational Background	8

Structured and orderly Board refreshment through a process of additions and retirements

ESG AT ASSOCIATED BANK

We understand that providing valuable insights around Associated's actions and strategies in our Environment, Social and Governance space helps our stakeholders make better informed investment decisions. We have:

1. Enhanced the responsibilities of our Corporate Governance & Social Responsibility Committee of the Board of Directors to specifically include oversight of ESG.
2. Established an internal ESG Committee to oversee the development of programs, policies, and public reporting.
3. Adopted SASB and TCFD as ESG frameworks.

Board governance and oversight

Strong Corporate Governance

- ✓ 10% special meeting right
- ✓ Separate Chair and CEO roles
- ✓ Annually elected directors with director resignation policy
- ✓ No supermajority vote requirement to remove directors
- ✓ Majority vote to amend organizational documents
- ✓ Anti-greenmail, fair price and expanded constituency provisions of Wisconsin state law
- ✓ No exclusive forum provision

Thorough Board processes and Risk Management

- ✓ Enterprise Risk Committee
  - Reviews strategies, policies and practices established by management to identify, measure and manage significant risks including:
    - lending and credit risk
    - asset quality and underwriting standards
    - regulatory exam results
    - liquidity management
    - climate change risk
    - cybersecurity risk management
    - risk appetite limits
- ✓ Regular review of business strategy and capital allocation
  - Corporate Development Committee reviews and recommends expansionary activities and proposed acquisitions

ESG AT ASSOCIATED BANK

Human Capital Management with a strong focus on DE&I

- ✓ **Diversity and inclusion** are key components of our culture
  - 31% of senior leadership roles filled by women
  - 7 Colleague Resource Groups ("CRGs") with participation from over 44% of our colleagues
    - In 2021, added the Black CRG to recognize the growing demographic for people of color in our markets
  - Focused on anti-racism programming including Indigenous Peoples Day (October 2021), Anti-Asian Hate (May 2021), and Juneteenth (June 2021)
  - Recommitted to the CEO Act!on Pledge of Check Your Blind Spots, unconscious bias.
- ✓ 63% of our colleagues are enrolled in our **digital health and well-being platform** which is an increase of 13%

Environmental Risk Management

- ✓ **We're committed to finding ways to engage in sustainable day-to-day practices in the areas we serve.**
  - Associated Bank has joined the Priceless Planet Coalition, created by Mastercard, to restore 100 million trees by 2025.
  - In partnership with local utilities and two solar garden developers, 17% of Associated Bank's electricity will soon be generated by offsite community solar gardens in Minnesota and Illinois.
  - Since 2012, our Power and Utilities specialized lending group has made more than $900 million in total credit commitments to support more than 30 wind, solar and hydroelectric projects, representing cumulative generating capacity in excess of 6,500 megawatts.
  - We also manage our carbon footprint with energy-efficient buildings, using "green" materials (made of recyclable or high life-cycle content) whenever possible.

ESG AT ASSOCIATED BANK

Community Commitment and Reinvestment

We use our expertise and financial support to promote affordable housing, provide small-business lending and advance neighborhood development.

Minority and Small-Business Assistance Programs – 2020 Results

- ✓ **Homebuyer assistance programs** to qualifying borrowers through direct closing cost and down-payment subsidies
  - 5,600 residential mortgages (approximately $1.1 billion in loans) helping **low- to moderate-income ("LMI") and minority families attain homeownership**
- ✓ $393 million in investments to provide additional **resources to LMI communities**
- ✓ $107 million in **small business loan commitments** encouraging business expansion in emerging communities

Charitable Giving and Mentorship

- ✓ 1% of ASB's annual pretax profits designated for charitable purposes with the majority supporting Community Reinvestment Act ("CRA") eligible programs
  - In 2020, provided **$3.5M in CRA-qualifying contributions** to nonprofit organizations
- ✓ We created Associated Community Development, LLC which uses its financial resources to bring investment into the underserved areas of the markets where we live and work: the states of Wisconsin, Illinois and Minnesota. Focusing on these markets keeps investment dollars local, while strengthening our communities, building opportunity and changing neighbors' lives.